P.F. Chang's China Bistro, Inc.

P.F. CHANG'S REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2011 RESULTS;
PROVIDES GUIDANCE FOR 2012; BOARD OF DIRECTORS INCREASES
SHARE REPURCHASE AUTHORIZATION TO $150 MILLION AND
INCREASES CASH DIVIDEND BY 10%

SCOTTSDALE, ARIZONA, February 16, 2012 - P.F. Chang's China Bistro, Inc. (NASDAQ: PFCB) today reported financial results for the fourth quarter and fiscal year ended January 1, 2012.

Chairman and CEO Rick Federico commented, “While we were not satisfied with our earnings in the fourth quarter, we were pleased with our progress on the top line. We remain confident in the direction of recent initiatives to restore positive sales momentum, which have shown encouraging early signs in the first half of our first fiscal quarter. We believe 2012 will be an inflection point for our business and look forward to delivering on the goals we have articulated to our shareholders over the past several months.”

Fourth Quarter 2011
Total revenues were $309.8 million in the fourth quarter of fiscal 2011 as compared to $311.2 million in the prior year. Net income for the fourth quarter of fiscal 2011 was $4.1 million, as compared to $14.7 million in 2010, and diluted net income per share was $0.19 and $0.64, respectively. Net income per share for the fourth quarter would have been $0.11 higher (or $0.30 per share) when adjusting for:

•	The unfavorable impact of non-cash asset impairment charges related to two Bistro restaurants ($0.17 per share).

•
The unfavorable impact of charges related to the closure of three underperforming Pei Wei locations ($0.04 per share). The Company closed these locations at the end of the fourth quarter of fiscal 2011 after recognizing full asset impairment charges during the second and third quarters of fiscal 2011.

•	The favorable impact of non-cash share-based compensation expense adjustments ($0.05 per share) primarily related to the final value adjustment of Co-CEO performance unit awards.

•	The favorable impact of lowering the full fiscal year effective tax rate ($0.05 per share).

Comparable store sales decreased 2.4% at the Bistro and 1.9% at Pei Wei in the fourth quarter of 2011 due, in both cases, to declines in guest traffic. Monthly comparable store sales trends improved during the course of the fourth quarter. Specifically, on a monthly basis, comparable store sales for October, November and December decreased 3.2%, 3.1%, and 1.1%, respectively, at the Bistro and decreased 3.2%, 0.9%, and 1.4%, respectively, at Pei Wei.

Fiscal Year 2011
Total revenues were $1,238.8 million in fiscal 2011 as compared to $1,242.8 million in the prior year. Net income was $30.1 million in 2011, as compared to $46.6 million in 2010, and diluted net income per share was $1.36 and $2.02, respectively. Net income per share for fiscal 2011 would have been $0.17 higher (or $1.53 per share) when adjusting for:

•
The unfavorable impact of non-cash asset impairment and store closure charges related to three Pei Wei restaurants which closed in the fourth quarter and non-cash asset impairment charges related to three Bistro restaurants ($0.39 per share).

•	The favorable impact non-cash of share-based compensation expense adjustments ($0.25 per share).

•
The unfavorable impact of charges related to the departure of the Bistro's Chief Operating Officer and one-time costs associated with streamlining of certain organizational support functions ($0.03 per share).

2012 Expectations
The Company anticipates that full year fiscal 2012 consolidated revenues will increase 1% to 2% compared to fiscal 2011. Revenue expectations for 2012 assume flat comparable store sales at both concepts, combined with incremental revenues contributed from 14 to 19 anticipated new domestic restaurant openings and restaurant and retail licensing growth in excess of 60%.

The Company expects fiscal 2012 restaurant operating income to increase by approximately 8% to 9% compared to fiscal 2011 levels. Excluding the impact of $11.8 million in asset impairment and store closure charges recognized during fiscal 2011, the Company expects restaurant operating income to decline 1% to 2% in 2012. The Company anticipates commodities inflation of 4% to 5% during fiscal 2012, a portion of which may be offset with slight menu price increases and menu mix shifts. The Company expects incremental revenues from its licensing businesses to provide greater contribution to restaurant operating income and partially offset these cost pressures.

The Company anticipates consolidated general and administrative expenses to range from $78 to $80 million during 2012, which is in line with consolidated general and administrative expenses for fiscal 2011, when adjusting for the benefit of approximately $7.5 million in share-based compensation expense credits recognized during fiscal 2011.

The Company currently expects to open 2 to 3 new Bistro restaurants and 12 to 16 new Pei Wei restaurants during fiscal 2012. As a result, the Company anticipates higher preopening expenses in fiscal 2012 from the increase in Pei Wei new store development compared to fiscal 2011.

In addition, the Company expects its international partners to open 10 to 14 new Bistro restaurants during 2012, an increase of 60% to 80% relative to international Bistros in operation at the end of 2011. The Company also anticipates the opening of 2 to 4 new Pei Wei international restaurants through licensing agreements during fiscal 2012, compared to one international Pei Wei unit in operation at the end of fiscal 2011. Also, through licensing agreements, the Company expects 3 to 5 Pei Wei domestic airport locations to open during fiscal 2012.

During 2012, the Company expects cash flows from operations to approximate $105 million to $115 million, an increase compared to cash flows from operations of $103 million in 2011. Capital expenditures are expected to approximate $55 million to $60 million.

Overall, the Company expects consolidated diluted earnings per share to range from $1.50 to $1.60 for fiscal 2012. Earnings per share for the first quarter of 2012 is expected to range from $0.34 to $0.36.

Commenting on the 2012 outlook, Federico said, “While we remain cautious about the outlook for consumer spending generally, we are beginning to see early signs of progress. We believe our initiatives, aimed at driving restaurant traffic by enhancing our price/value proposition and elevating the guest experience, are gaining traction at both concepts. As a result, we anticipate that our quarterly earnings per share will be higher in the back half of 2012 than the first half of the year. Additionally, we foresee increased contribution from restaurant and retail licensing opportunities in 2012. We will continue to execute on our strategic plan and expect to build on our successes throughout 2012.”

Share Repurchase Program
On February 8, 2012, the Company's Board of Directors increased the authorized amount of the Company's share repurchase program from $100 million to $150 million. The Company plans to fully utilize the $150.0 million share repurchase authorization during fiscal 2012.

Quarterly Dividend
The Board of Directors authorized an increase to the Company's quarterly cash dividend payment from $0.25 to $0.275 per share on the Company's outstanding common stock, an increase of 10%. The next quarterly dividend is payable on March 12, 2012 to shareholders of record at the close of business on February 27, 2012.

True Food Kitchen
During 2009, the Company extended a loan facility to fund early stage development of the True Food Kitchen restaurant concept with a right to convert its loan into a majority equity ownership position. In February 2012, after receiving authorization from its Board of Directors, the Company and True Food Kitchen's partners mutually agreed to exercise the Company's conversion option, which is expected to be completed during the second quarter of fiscal 2012. Upon completion, P.F. Chang's will own 51% of True Food Kitchen, with potential rights and obligations that would enable the Company to increase its ownership to 90% or more in the future.

Conference Call Information
The Company is hosting a conference call today at 8:30 am Eastern Time during which management will provide further details on the fourth quarter results. A webcast of the call can be accessed through the company's website at www.pfcb.com.

Definitions
The following definitions apply to these terms as used throughout this release:

•	Net income refers to net income attributable to PFCB common stockholders.

•
Comparable store sales changes include company-operated restaurants and represent the change in period-over-period sales for the comparable restaurant base. A restaurant becomes comparable in its eighteenth month of operation.

About the Company
P.F. Chang's China Bistro, Inc. owns and operates two restaurant concepts in the Asian niche. P.F. Chang's China Bistro features a blend of high-quality, Chinese-inspired cuisine and attentive service in a high energy contemporary bistro setting. Pei Wei Asian Diner offers a menu of freshly prepared, wok-seared, contemporary pan-Asian cuisine in a relaxed, warm environment with friendly attentive counter service and take-out flexibility. In addition, the Company has extended its brands to international markets, domestic airport locations and retail products, all of which are operated under licensing agreements.

Note with respect to non-GAAP financial measures contained within Supplemental Financial Information

In addition to using GAAP results in evaluating the Company's business, management measures restaurant operating income to assess the performance of its existing restaurant concepts. Restaurant operating income includes all ongoing costs related to operating the Company's restaurants but excludes preopening expenses and partner investment expense. Preopening and partner investment expenses are excluded because they vary in timing and magnitude and are not related to the health of ongoing operations. Additionally, general and administrative expenses are generally not specifically identifiable to individual business units and are only included in the Company's consolidated financial presentation as these costs relate to support of both restaurant concepts and the extension of the Company's brands into international markets, domestic airports and retail products. As the Company's expansion is funded entirely from its ongoing restaurant operations, restaurant operating income is a consideration of management when determining whether and when to open additional restaurants. The non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Please see the non-GAAP to GAAP reconciliation at the bottom of pages 5 through 7 of this press release for a reconciliation of restaurant operating income to the most directly comparable GAAP measure, income from operations.

Note with respect to forward-looking statements
The statements contained in this press release that are not purely historical, including the Company's 2012 expectations, are forward-looking statements. The accuracy of these forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, failure of our existing or new restaurants to achieve expected results, intense competition in the restaurant industry, damage to our brands or reputation, our ability to successfully expand our operations and changes in general economic and political conditions that affect consumer spending. More detailed information about the Company and the risk factors that may affect the realization of any forward-looking statements is set forth in the Company's filings with the SEC, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Contact:
Allison Schulder	(480) 888-3000	allison.schulder@pfcb.com

P.F. Chang's China Bistro, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	January 1,	January 2,	January 1,	January 2,
	2012	2011	2012	2011
Revenues:
Restaurant sales	$308,155	$310,260	$1,233,076	$1,239,503
Restaurant licensing	968	474	3,065	2,105
Retail licensing	632	446	2,614	1,191
Total revenues	309,755	311,180	1,238,755	1,242,799
Costs and expenses:
Cost of sales	82,453	80,621	325,771	324,731
Labor	105,371	101,610	419,302	410,000
Operating	53,316	51,886	214,050	208,294
Occupancy	20,368	18,756	75,864	73,707
General and administrative (1)	17,980	19,839	70,088	81,883
Depreciation and amortization	20,462	19,832	80,355	77,486
Asset impairment charges	5,056	—	10,486	—
Preopening expense	808	439	2,048	1,976
Partner investment expense	—	(47)	(236)	(318)
Total costs and expenses	305,814	292,936	1,197,728	1,177,759
Income from operations	3,941	18,244	41,027	65,040
Interest and other income (expense), net	327	333	(288)	(572)
Income from continuing operations before taxes	4,268	18,577	40,739	64,468
Provision for income taxes	(116)	(3,773)	(10,253)	(17,122)
Income from continuing operations, net of tax	4,152	14,804	30,486	47,346
Income (loss) from discontinued operations, net of tax	(44)	40	(63)	46
Net income	4,108	14,844	30,423	47,392
Less net income attributable to noncontrolling interests	30	165	346	784
Net income attributable to PFCB	$4,078	$14,679	$30,077	$46,608

Basic income per share:
Income from continuing operations attributable to PFCB common stockholders	$0.20	$0.65	$1.38	$2.05
Income (loss) from discontinued operations, net of tax, attributable to PFCB common stockholders	(0.01)	0.00	0.00	0.00
Net income attributable to PFCB common stockholders	$0.19	$0.65	$1.38	$2.05

Diluted income per share:
Income from continuing operations attributable to PFCB common stockholders	$0.19	$0.64	$1.36	$2.01
Income (loss) from discontinued operations, net of tax, attributable to PFCB common stockholders	0.00	0.00	0.00	0.01
Net income attributable to PFCB common stockholders	$0.19	$0.64	$1.36	$2.02

Weighted average shares used in computation:
Basic	21,071	22,599	21,831	22,689
Diluted	21,175	23,011	22,104	23,115

Cash dividends declared per share	$0.28	$0.29	$0.99	$0.92

Amounts attributable to PFCB:
Income from continuing operations, net of tax	$4,122	$14,639	$30,140	$46,562
Income (loss) from discontinued operations, net of tax	(44)	40	(63)	46
Net income attributable to PFCB	$4,078	$14,679	$30,077	$46,608

(1)	General and administrative includes the benefit of lower incentive accruals of $4.9 million and lower share-based compensation expense of $7.5 million during the year ended January 1, 2012.

P.F. Chang's China Bistro, Inc.

Supplemental Financial Information

	1Q10	2Q10	3Q10	4Q10	2010	1Q11	2Q11	3Q11	4Q11	YTD 2011

Units	364	366	368	369	369	372	374	375	377	377
Sales weeks	4,731	4,736	4,770	4,791	19,028	4,819	4,852	4,859	4,885	19,415
AWS	65,576	65,773	64,465	64,759	65,141	65,637	63,817	61,530	63,082	63,512

Revenues (1)
Restaurant sales	310,242	311,502	307,499	310,260	1,239,503	316,304	309,641	298,976	308,155	1,233,076
Restaurant licensing	129	1,108	394	474	2,105	684	649	764	968	3,065
Retail licensing	—	228	517	446	1,191	381	724	877	632	2,614
Total revenues	310,371	312,838	308,410	311,180	1,242,799	317,369	311,014	300,617	309,755	1,238,755

Operating costs
Cost of sales	84,013	81,717	78,380	80,621	324,731	83,322	82,175	77,821	82,453	325,771
Labor	104,475	102,295	101,620	101,610	410,000	106,464	105,321	102,146	105,371	419,302
Operating	52,753	51,597	52,058	51,886	208,294	53,807	52,471	54,456	53,316	214,050
Occupancy	17,838	18,609	18,504	18,756	73,707	18,425	18,681	18,390	20,368	75,864
Net income attributable to noncontrolling interests	206	241	172	165	784	157	120	39	30	346
Depreciation & amortization	19,001	19,335	19,318	19,832	77,486	19,698	20,149	20,046	20,462	80,355
Asset impairment charges	—	—	—	—	—	—	631	4,799	5,056	10,486
Restaurant operating income	32,085	39,044	38,358	38,310	147,797	35,496	31,466	22,920	22,699	112,581

Development costs
Preopening expense	133	832	572	439	1,976	398	213	629	808	2,048
Partner investment expense	11	(135)	(147)	(47)	(318)	(126)	(50)	(60)	—	(236)

Other expenses
General and administrative (2)	19,053	19,765	23,226	19,839	81,883	20,280	19,164	12,664	17,980	70,088
Interest and other (income) expense, net	415	665	(175)	(333)	572	(204)	(128)	947	(327)	288
Provision for income taxes	3,788	5,144	4,417	3,773	17,122	4,555	3,143	2,439	116	10,253
Income from continuing operations	8,685	12,773	10,465	14,639	46,562	10,593	9,124	6,301	4,122	30,140
Income (loss) from discontinued operations, net of tax	6	—	—	40	46	3	(32)	10	(44)	(63)
Net income attributable to PFCB	8,691	12,773	10,465	14,679	46,608	10,596	9,092	6,311	4,078	30,077

Income from continuing operations per FDS	$0.38	$0.55	$0.45	$0.64	$2.01	$0.46	$0.40	$0.29	$0.19	$1.36

Fully diluted shares (FDS)	23,104	23,277	23,070	23,011	23,115	22,901	22,581	21,758	21,175	22,104

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.1%	26.1%	25.4%	25.9%	26.1%	26.3%	26.4%	25.9%	26.6%	26.3%
Labor	33.7%	32.7%	32.9%	32.7%	33.0%	33.5%	33.9%	34.0%	34.0%	33.8%
Operating	17.0%	16.5%	16.9%	16.7%	16.8%	17.0%	16.9%	18.1%	17.2%	17.3%
Occupancy	5.7%	5.9%	6.0%	6.0%	5.9%	5.8%	6.0%	6.1%	6.6%	6.1%
Net income attributable to noncontrolling interests	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
Depreciation & amortization	6.1%	6.2%	6.3%	6.4%	6.2%	6.2%	6.5%	6.7%	6.6%	6.5%
Asset impairment charges	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.2%	1.6%	1.6%	0.8%
Restaurant operating income	10.3%	12.5%	12.4%	12.3%	11.9%	11.2%	10.1%	7.6%	7.3%	9.1%
Preopening expenses	0.0%	0.3%	0.2%	0.1%	0.2%	0.1%	0.1%	0.2%	0.3%	0.2%
Partner investment expense	0.0%	(0.0%)	(0.0%)	(0.0%)	(0.0%)	0.0%	0.0%	0.0%	0.0%	0.0%
General and administrative (2)	6.1%	6.3%	7.5%	6.4%	6.6%	6.4%	6.2%	4.2%	5.8%	5.7%
Interest and other (income) expense, net	0.1%	0.2%	(0.1%)	(0.1%)	0.0%	(0.1%)	0.0%	0.3%	(0.1)%	0.0%
Provision for income taxes	1.2%	1.6%	1.4%	1.2%	1.4%	1.4%	1.0%	0.8%	0.0%	0.8%
Income from continuing operations	2.8%	4.1%	3.4%	4.7%	3.7%	3.3%	2.9%	2.1%	1.3%	2.4%
Income (loss) from discontinued operations, net of tax	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Net income attributable to PFCB	2.8%	4.1%	3.4%	4.7%	3.8%	3.3%	2.9%	2.1%	1.3%	2.4%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	32,085	39,044	38,358	38,310	147,797	35,496	31,466	22,920	22,699	112,581
Add: Net income attributable to noncontrolling interests	206	241	172	165	784	157	120	39	30	346
Less: General and administrative (2)	(19,053)	(19,765)	(23,226)	(19,839)	(81,883)	(20,280)	(19,164)	(12,664)	(17,980)	(70,088)
Less: Preopening expense	(133)	(832)	(572)	(439)	(1,976)	(398)	(213)	(629)	(808)	(2,048)
Less: Partner investment expense	(11)	135	147	47	318	126	50	60	—	236
Income from operations	13,094	18,823	14,879	18,244	65,040	15,101	12,259	9,726	3,941	41,027

Note: Consolidated results include the impact of Shared Services and Other as well as the Bistro and Pei Wei concepts.
(1) Consolidated revenues include revenues related to the Bistro and Pei Wei concepts as well as Global Brand Development initiatives.
(2) Consolidated general and administrative expenses includes the costs of supporting the Company, including all concepts as well as Global Brand Development initiatives.

Concept: P.F. Chang's China Bistro
Supplemental Financial Information

	1Q10	2Q10	3Q10	4Q10	2010	1Q11	2Q11	3Q11	4Q11	YTD 2011

Units	197	199	200	201	201	201	201	202	204	204
Sales weeks	2,561	2,565	2,593	2,607	10,326	2,613	2,613	2,610	2,636	10,472
AWS	90,077	90,964	89,202	89,726	89,989	90,181	88,487	85,494	87,725	87,972

Total revenues	230,767	233,365	231,309	233,931	929,372	235,782	231,226	223,118	231,253	921,379

Operating costs
Cost of sales	62,711	60,914	58,135	60,008	241,768	61,333	60,759	57,677	61,660	241,429
Labor	78,192	76,769	76,533	76,667	308,161	79,792	78,442	76,273	79,120	313,627
Operating	38,546	38,183	38,554	37,804	153,087	38,783	38,442	40,602	38,367	156,194
Occupancy	12,640	13,254	13,242	13,368	52,504	13,074	13,125	12,955	13,602	52,756
Net income attributable to noncontrolling interests	71	93	62	70	296	79	69	20	18	186
Depreciation & amortization	13,854	14,043	14,018	14,519	56,434	14,384	14,550	14,455	14,989	58,378
Asset impairment charges	—	—	—	—	—	—	—	3,503	5,056	8,559
Restaurant operating income	24,753	30,109	30,765	31,495	117,122	28,337	25,839	17,633	18,441	90,250

Total revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.2%	26.1%	25.1%	25.7%	26.0%	26.0%	26.3%	25.9%	26.7%	26.2%
Labor	33.9%	32.9%	33.1%	32.8%	33.2%	33.8%	33.9%	34.2%	34.2%	34.0%
Operating	16.7%	16.4%	16.7%	16.2%	16.5%	16.4%	16.6%	18.2%	16.6%	17.0%
Occupancy	5.5%	5.7%	5.7%	5.7%	5.6%	5.5%	5.7%	5.8%	5.9%	5.7%
Net income attributable to noncontrolling interests	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Depreciation & amortization	6.0%	6.0%	6.1%	6.2%	6.1%	6.1%	6.3%	6.5%	6.5%	6.3%
Asset impairment charges	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	1.6%	2.2%	0.9%
Restaurant operating income	10.7%	12.9%	13.3%	13.5%	12.6%	12.0%	11.2%	7.9%	8.0%	9.8%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	24,753	30,109	30,765	31,495	117,122	28,337	25,839	17,633	18,441	90,250
Add: Net income attributable to noncontrolling interests	71	93	62	70	296	79	69	20	18	186
Less: Preopening expense	(26)	(765)	(411)	(265)	(1,467)	2	(28)	(604)	(721)	(1,351)
Less: Partner investment expense	—	—	—	—	—	—	—	—	—	—
Income from operations	24,798	29,437	30,416	31,300	115,951	28,418	25,880	17,049	17,738	89,085

Note: General and administrative expenses are reflected in the Company’s consolidated results.

Concept: Pei Wei Asian Diner (A)
Supplemental Financial Information

	1Q10	2Q10	3Q10	4Q10	2010	1Q11	2Q11	3Q11	4Q11	YTD 2011

Units	167	167	168	168	168	171	173	173	173	173
Sales weeks	2,170	2,171	2,177	2,184	8,702	2,206	2,239	2,249	2,249	8,943
AWS	36,597	35,991	34,998	34,950	35,632	36,501	35,022	33,730	34,194	34,854

Total revenues	79,475	78,137	76,190	76,329	310,131	80,522	78,415	75,858	76,902	311,697

Operating costs
Cost of sales	21,302	20,803	20,245	20,613	82,963	21,989	21,416	20,144	20,793	84,342
Labor	26,283	25,526	25,087	24,943	101,839	26,672	26,879	25,873	26,251	105,675
Operating	14,207	13,414	13,504	14,082	55,207	15,024	14,029	13,854	14,949	57,856
Occupancy	5,198	5,355	5,262	5,388	21,203	5,351	5,556	5,435	6,766	23,108
Net income attributable to noncontrolling interests	135	148	110	95	488	78	51	19	12	160
Depreciation & amortization	4,647	4,762	4,772	4,761	18,942	4,767	4,929	4,910	4,772	19,378
Asset impairment charges	—	—	—	—	—	—	631	1,296	—	1,927
Restaurant operating income	7,703	8,129	7,210	6,447	29,489	6,641	4,924	4,327	3,359	19,251

Total revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	26.8%	26.6%	26.6%	27.0%	26.8%	27.3%	27.3%	26.6%	27.0%	27.1%
Labor	33.1%	32.7%	32.9%	32.7%	32.8%	33.1%	34.3%	34.1%	34.1%	33.9%
Operating	17.9%	17.2%	17.7%	18.4%	17.8%	18.7%	17.9%	18.3%	19.4%	18.6%
Occupancy	6.5%	6.9%	6.9%	7.1%	6.8%	6.6%	7.1%	7.2%	8.8%	7.4%
Net income attributable to noncontrolling interests	0.2%	0.2%	0.1%	0.1%	0.2%	0.1%	0.1%	0.0%	0.0%	0.1%
Depreciation & amortization	5.8%	6.1%	6.3%	6.2%	6.1%	5.9%	6.3%	6.5%	6.2%	6.2%
Asset impairment charges	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.8%	1.7%	0.0%	0.6%
Restaurant operating income	9.7%	10.4%	9.5%	8.4%	9.5%	8.2%	6.3%	5.7%	4.4%	6.2%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	7,703	8,129	7,210	6,447	29,489	6,641	4,924	4,327	3,359	19,251
Add: Net income attributable to noncontrolling interests	135	148	110	95	488	78	51	19	12	160
Less: Preopening expense	(107)	(67)	(161)	(174)	(509)	(400)	(185)	(25)	(87)	(697)
Less: Partner investment expense	(11)	135	147	47	318	126	50	60	—	236
Income from operations	7,720	8,345	7,306	6,415	29,786	6,445	4,840	4,381	3,284	18,950

Note: General and administrative expenses are reflected in the Company’s consolidated results.
(A) All results related to the ten Pei Wei restaurants that closed during 2008 are reflected within discontinued operations for all periods presented.

P.F. Chang's China Bistro

Supplemental Sales Information (Company Owned)

Year of Unit Opening (1)
	Pre-2003	2003	2004	2005	2006	2007	2008	2009	2010	2011	Total
Units	78	18	18	18	20	20	17	8	4	3	204

Sales (000)
1Q11	101,661	22,626	18,627	18,865	21,852	22,395	17,146	8,169	4,302	—	235,643
2Q11	99,024	22,227	18,929	18,425	21,522	22,117	16,720	7,955	4,297	—	231,216
3Q11	94,837	21,456	18,708	17,793	20,618	21,425	16,052	7,847	4,047	355	223,138
4Q11	97,922	21,562	18,437	18,345	21,225	21,426	16,601	7,876	4,070	3,779	231,243

2011	393,444	87,871	74,701	73,428	85,217	87,363	66,519	31,847	16,716	4,134	921,240

Average Weekly Sales (AWS)
1Q11	100,257	96,694	79,602	80,618	84,045	86,133	77,586	78,551	82,724	—	90,181
2Q11	97,656	94,987	80,896	78,739	82,778	85,066	75,658	76,490	82,627	—	88,487
3Q11	94,085	91,693	79,948	76,040	79,300	82,404	72,631	75,456	77,824	118,172	85,494
4Q11	97,532	92,145	78,790	78,399	81,637	82,407	75,114	75,730	78,278	114,522	87,725

2011	97,387	93,880	79,809	78,449	81,940	84,003	75,247	76,557	80,363	114,826	87,972

Year-Over-Year Change Comparable Store Sales (2)
Units	78	18	18	18	20	20	17	8	2	—	199

1Q11	0.8%	0.4%	2.5%	0.1%	0.6%	-0.7%	1.1%	-7.3%	—	—	0.5%
2Q11	-2.0%	-2.5%	-0.5%	-3.2%	-1.9%	-3.5%	-4.4%	-7.9%	—	—	-2.5%
3Q11	-3.5%	-4.3%	-1.6%	-3.5%	-2.9%	-4.4%	-5.7%	-6.9%	—	—	-3.7%
4Q11	-2.4%	-4.1%	-0.6%	-1.6%	-1.8%	-3.2%	-2.7%	-2.8%	-8.0%	—	-2.4%

2011	-1.8%	-2.6%	-0.1%	-2.1%	-1.5%	-2.9%	-2.9%	-6.1%	-8.0%	—	-2.1%

(1) Includes all restaurants opened in the period indicated.
(2) A unit becomes comparable in the eighteenth month of operation.

Pei Wei Asian Diner

Supplemental Sales Information (Company Owned)

Year of Unit Opening (1)
	Pre-2003	2003	2004	2005	2006	2007	2008	2009	2010	2011	Total
Units	16	17	19	23	27	32	25	7	2	5	173

Sales (000)
1Q11	7,956	8,638	10,048	11,243	13,240	14,022	10,515	3,035	892	933	80,522
2Q11	7,587	8,351	9,547	10,882	12,790	13,272	10,174	2,901	807	2,104	78,415
3Q11	7,295	8,033	9,241	10,501	12,427	12,798	9,687	2,812	795	2,269	75,858
4Q11	7,675	8,219	9,281	10,663	12,509	12,854	9,948	2,870	752	2,131	76,902

2011	30,513	33,241	38,117	43,289	50,966	52,946	40,324	11,618	3,246	7,437	311,697

Average Weekly Sales (AWS)
1Q11	38,247	39,085	40,678	37,603	37,721	33,707	32,353	33,350	34,323	42,421	36,501
2Q11	36,477	37,787	38,653	36,393	36,439	31,904	31,304	31,879	31,014	38,242	35,022
3Q11	35,074	36,347	37,414	35,121	35,404	30,764	29,807	30,904	30,587	34,903	33,730
4Q11	36,898	37,191	37,575	35,664	35,639	30,893	30,608	31,541	28,942	32,788	34,194

2011	36,674	37,603	38,580	36,195	36,301	31,817	31,018	31,918	31,216	35,925	34,854

Year-Over-Year Change Comparable Store Sales (2)
Units	16	17	19	23	27	32	25	7	1	—	167
1Q11	-4.2%	-1.5%	0.3%	0.8%	0.5%	0.5%	1.1%	-0.7%	—	—	-0.2%
2Q11	-3.1%	-2.5%	-3.2%	-1.4%	-2.3%	-3.8%	-2.5%	-3.5%	-9.8%	—	-2.7%
3Q11	-2.9%	-2.7%	-3.6%	-2.9%	-3.7%	-4.6%	-3.9%	-3.0%	-10.3%	—	-3.6%
4Q11	-1.8%	-1.9%	-2.5%	-1.3%	-1.5%	-2.7%	-1.2%	-2.4%	-11.1%	—	-1.9%

2011	-3.0%	-2.2%	-2.2%	-1.2%	-1.7%	-2.6%	-1.6%	-2.5%	-10.6%	—	-2.1%

(1) Includes all restaurants opened in the period indicated.
(2) A unit becomes comparable in the eighteenth month of operation.